UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

EIGHTCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Texas	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Larry Holmes Drive Suite 313 Easton, PA	18042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ORBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2026, Eightco Holdings Inc. (the “Company”) entered into an Amended and Restated Compensation Agreement (the “A&R Agreement”) with Kevin O’Donnell, the Company’s Chief Executive Officer, which amends and restates in its entirety the Compensation Agreement dated September 8, 2025 (the “Prior Agreement”), between the Company and Mr. O’Donnell. The A&R Agreement provides for a term of up to three years commencing on June 5, 2026, during which Mr. O’Donnell will continue to serve as the Company’s Chief Executive Officer.

Pursuant to the A&R Agreement, Mr. O’Donnell will receive an annual base salary of $550,000. In connection with the execution of the A&R Agreement, the Compensation Committee of the Company’s Board of Directors approved payment of a cash bonus of $875,000 to Mr. O’Donnell, representing the full bonus amount that would have been payable under the Prior Agreement. However, the A&R Agreement does not provide for an additional annual bonus opportunity throughout the new three-year term.

The A&R Agreement provides for the following termination and severance benefits: (1) in the event of a termination without Cause, severance pay equal to the lesser of 18 months of base salary or the base salary for the remainder of the term, plus accelerated vesting of all outstanding equity awards; (2) in the event of a termination for Cause or voluntary resignation, accrued but unpaid base salary and reimbursable expenses only, provided that upon a termination for Cause all unvested equity awards are forfeited; and (3) in the event of death or Disability, accrued but unpaid base salary and reimbursable expenses, plus an additional six months of base salary and benefits (including, in the case of death, continuation of dependent benefits for six months).

The foregoing summary of the A&R Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the A&R Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 11, 2026, the Company issued a press release (the “Press Release”) providing an update on the Company’s operations. A copy of the Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Compensation Agreement, dated June 5, 2026, by and between Eightco Holdings Inc. and Kevin O’Donnell
99.1	Press Release, dated June 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 11, 2026

EIGHTCO HOLDINGS INC.

/s/ Kevin O’Donnell
Kevin O’Donnell
Chief Executive Officer